UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 19, 2012

(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Equity LifeStyle Properties, Inc. (NYSE: ELS) announced the tax treatment of its 2011 dividend distributions (CUSIP No. 29472R108) as follows:

Record Date	Payable Date	Distribution Per Share	Ordinary Taxable Dividend
03/25/11	04/08/11	$0.3750	$0.3750
06/24/11	07/08/11	$0.3750	$0.3750
09/30/11	10/14/11	$0.3750	$0.3750

TOTALS		$1.1250	$1.1460

The quarterly distribution paid on January 13, 2012 of $0.375 per common share will be considered a distribution made in 2012 for U.S. federal income tax purposes. The tax treatment of the January 2012 distribution will be reported to shareholders on their 2012 Form 1099-DIV.

Additionally, the Company announced the tax treatment of its 2011 dividend distributions on its 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (CUSIP No. 29472R207) as follows:

Record Date	Payable Date	Distribution Per Share	Ordinary Taxable Dividend
03/21/11	03/31/11	$0.156217	$0.156217
06/10/11	06/30/11	$0.502125	$0.502125
09/09/11	09/30/11	$0.502125	$0.502125
12/09/11	12/30/11	$0.502125	$0.502125

TOTALS		$1.662592	$1.662592

Shareholders are encouraged to consult with their tax advisors as to their specific tax treatment of Equity LifeStyle Properties, Inc. dividends.

Equity LifeStyle Properties, Inc. owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,175 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

Date: January 23, 2012	By:	/s/ Marguerite Nader
Marguerite Nader
Executive Vice President and Chief Financial Officer